Exhibit 99.1

CERTIFICATION

Solely for the purpose of complying with 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of Valley Ridge Financial Corp. (the "Company") that the Annual Report of the Company on Form 10-KSB for the year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: March 31, 2003	/s/ Richard L. Edgar
Richard L. Edgar President and Chief Executive Officer

Dated: March 31, 2003	/s/ Michael E. McHugh
Michael E. McHugh Secretary and Treasurer (Principal Financial and Accounting Officer)

The signed original of this written statement required by Section 906 has been provided to Valley Ridge Financial Corp. and will be retained by Valley Ridge Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.